EXHIBIT 23.2




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Applebee's International, Inc. on Form S-8 of our report dated February 23, 1996, appearing in the Annual Report on Form 10-K of Applebee's International, Inc. for the fiscal year ended December 31, 1995.








DELOITTE & TOUCHE LLP
Kansas City, Missouri
March 26, 1996